UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.       )

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☐	Soliciting Material Under §240.14a-12

Nutex Health Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUTEX HEALTH INC. c/o Transfer Online, Inc. 512 SE Salmon St. Portland, OR 97214 Your Vote Counts~ NUTEX HEALTH INC. 2023 Annual Meeting Vote by June 28, 2023 11:59 PM ET You invested in NUTEX HEALTH INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 29, 2023. Get informed before you vote View the Proxy Statement, Form 10-K on line OR you can receive a free paper or email copy of the material(s) by requesting prior to June 01, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a ~I number via internet Vote in Person or Virtually at the Meeting* June 29, 2023 10:00AM CDT www.virtualshareholdermeeting.com/NUTX2023 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1 . Election of Directors Nominees: 01 Thomas T. Vo 04 John Waters 07 Mitchell Creem 02 Warren Hosseinion 05 Cheryl Grenas 03 Danniel Stites 06 Michael L. Reed 2 To approve the 2023 Equity Incentive Plan. 3 To approve a Charter amendment to increase the number of authorized shares of common stock from 900,000,000 to 950,000,000. 4 To approve a Charter amendment to limit the liability of our officers under Delaware law. 5 To vote in an advisory capacity concerning the Company's executive compensation. 6 To recommend, by non-binding vote, the frequency of executive compensation votes. 7 To approve a Charter amendment to effect a reverse stock split of outstanding shares of common stock at a split ratio of between 1-for-2 and 1-for-15 in the Board's sole discretion within one year of this Annual Meeting. 8 To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2023. 9 To approve the 2023 Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Board Recommends 0 For 0 For 0 For 0 For 0 For e vears 0 For 0 For 0 For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".